QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.8

FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

        This Fourth Amendment to Loan and Security Agreement is entered into as of November 26, 2003 by and between COMERICA BANK ("Bank") and SPY OPTIC, INC., a California corporation ("Borrower").

RECITALS

        Borrower and Bank are parties to that certain Loan and Security Agreement (dated as of October 5, 2001, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of July 17, 2002, that certain Second Amendment to Loan and Security Agreement dated as of March 21, 2003 and that certain Third Amendment to Loan and Security Agreement dated as of August 14, 2003 (collectively, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, the parties agree as follows:

        1.     The following defined terms in Exhibit A to the Agreement hereby are amended to read, or added, as follows:

          "Borrowing Base" means an amount equal to 70% of Eligible Accounts, plus 90% of Eligible Foreign Accounts, plus 40% of Eligible Inventory (such amount not to exceed Three Million Dollars ($3,000,000)), all as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

          "Credit Extension" means each Advance, Facility B Advance, Term Loan, Second Term Loan or any other extension of credit by Bank for the benefit of Borrower hereunder.

          "Second Term Loan" means the facility under which Borrower may request Bank to issue a term loan, as specified in Section 2.1(f) hereof.

          "Second Term Loan Maturity Date" means June 30, 2004.

        2.     Section 2.1(f) hereby is added to the Agreement to read as follows:

          "(f)  Second Term Loan.

            (i)    Subject to and upon the terms and conditions of this Agreement, on the date of this Amendment, Bank agrees to make one (1) term loan to Borrower in an aggregate amount of One Million Dollars ($1,000,000) (the "Second Term Loan") which amount shall be used to finance working capital and growth expansion.

            (ii)   Interest shall accrue from the date of this Amendment at the rate specified in Section 2.3(a)(iii), and shall be payable monthly on the last day of each month so long as the Second Term Loan is outstanding. The principal amount of the Second Term Loan which is outstanding on the Second Term Loan Maturity Date shall be then immediately due and payable in full, plus all accrued and unpaid interest, together with all amounts owing under this Section 2.l(f). The Second Term Loan, once repaid, may not be reborrowed. Borrower may prepay all or any part of the Second Term Loan without penalty or premium."

        3.     Section 2.2 of the Agreement hereby is amended in its entirety to read as follows:

          "2.2    Overadvances.    If the aggregate amount of the outstanding Advances (plus the Facility B Advances, if any, plus the principal balance of the Second Term Loan, if any) exceeds the lesser of the Committed Revolving Line (plus the Facility B Revolving Line plus the principal balance of the Second Term Loan) or, if Borrower's Leverage is greater than 1.50: 1.00, the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess."

        4.     Section 2.3(a) of the Agreement hereby is amended in its entirety to read as follows:

          "(a) Interest Rates.

            (i)    Advances.    Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to one percent (1.00%) above the Prime Rate.

            (ii)   Facility B Advances.    Except as set forth in Section 2.3(b), the Facility B Advances shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to two percent (2%) above the Prime Rate.

            (iii)  Second Term Loan.    Except as set forth in Section 2.3(b), the Second Term Loan shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to five percent (5%) above the Prime Rate."

        5.     Section 6.2(a) of the Agreement hereby is amended and restated in its entirety as follows:

          "(a) Within 30 days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and accounts payable; provided that, for so long as Borrower's Leverage is less than 1.50:1.00, Borrower need not deliver to Bank a Borrowing Base Certificate. Borrower shall deliver to Bank, within 30 days after the last day of each month when the same is received, evidence of Borrower's receipt of any Subordinated Debt or equity."

        6.     Section 6.7(c) of the Agreement hereby is amended and restated in its entirety as follows:

          "(c) Tangible Net Worth.    Commencing with the month ending December 31, 2003, a Tangible Net Worth of not less than $8,600,000, plus (but not to be decreased by) (i) fifty percent (50%) of Borrower's aggregate net income per fiscal quarter, and (ii) one hundred percent (100%) of capital infusions, including Subordinated Debt."

        7.     Section 6.7(d) of the Agreement hereby is amended and restated in its entirety as follows:

          "(d) Profitability.    No two (2) consecutive quarterly losses, and annual minimum profit (net income after taxes) of Five Hundred Thousand Dollars ($500,000)."

        8.     The Exhibit D Borrowing Base Certificate of the Agreement shall be replaced in its entirety by the Exhibit D Borrowing Base Certificate attached hereto.

        9.     The Exhibit E Compliance Certificate of the Agreement shall be replaced in its entirety by the Exhibit E Compliance Certificate attached hereto.

        10.   Borrower shall execute and deliver to Bank, at the time of execution and delivery of this Amendment, a Warrant to Purchase Stock, in form and content reasonably satisfactory to Bank (the "Warrant"). The Warrant shall bear an "Issue Date" (as set forth thereon) of July 1, 2004 and, until July 1, 2004 the Warrant shall not have any force or effect, and the Bank shall not have any rights thereunder. In the event the Second Term Loan timely is repaid in accordance with the terms and conditions hereof, the original executed Warrant shall be marked "cancelled" and returned to Borrower within ten (10) Business Days thereof. In the event the Second Term Loan is not timely repaid in accordance with the terms and conditions hereof, the Warrant shall be deemed issued as of the Issue Date and shall then and thereafter be in full force and effect in accordance with the terms thereof.

        11.   Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

        12.   Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

        13.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        14.   As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)   this Amendment, duly executed by Borrower;

          (b)   Corporate Resolutions to Borrow;

          (c)   a Second Term Loan fee in the amount of Twenty Thousand Dollars ($20,000), which shall be due and payable and nonrefundable on the date hereof, and which may be debited from any of Borrower's accounts with Bank;

          (d)   a Documentation Fee in the amount of Seven Hundred Fifty Dollars ($750.00), which shall be due and payable and nonrefundable on the date hereof, and which may be debited from any of Borrower's accounts with Bank;

          (e)   the Warrant to purchase stock;

          (f)    an agreement to provide insurance;

          (g)   disbursement instructions;

          (h)   an amount equal to all Bank Expenses incurred to date, which may be debited from any of Borrower's accounts with Bank; and

          (i)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Balance of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SPY OPTIC, INC.
By:	/s/ MICHAEL C. BROWER
Title:	CFO
COMERICA BANK
By:	/s/ [ILLEGIBLE]
Title:	VP Western Division

[Signature Page Intentionally Left Blank]

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: SPY OPTIC, INC.	Lender: COMERICA BANK

Commitment Amount:	$6,000,000	(Committed Revolving Line)
	$1,000,000	(Facility B Revolving Line)
	$1,000,000	(Second Term Loan)

NOT TO EXCEED	$8,000,000
DOMESTIC ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of	$
2.	Additions (please explain on reverse)	$
3.	TOTAL ACCOUNTS RECEIVABLE	$
DOMESTIC ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 60 days due/90 days invoice	$
5.	Balance of 20% over 60 days past due accounts	$
6.	Concentration Limits
7.	Governmental Accounts	$
8.	Contra Accounts	$
9.	Demo Accounts	$
10.	Intercompany/Employee Accounts	$
11.	Other (please explain on reverse)	$
12.	TOTAL DOMESTIC, ACCOUNTS RECEIVABLE DEDUCTIONS	$
13.	Eligible Accounts (#3 minus #12)	$
14.	LOAN VALUE OF DOMESTIC ACCOUNTS (70% of #l4)	$
FOREIGN ACCOUNTS RECEIVABLE
15.	Eligible Foreign Accounts	$
16.	LOAN VALUE OF FOREIGN ACCOUNTS (90% of 15)	$
INVENTORY
17.	Eligible Domestic Inventory	$
18.	LOAN VALUE OF DOMESTIC INVENTORY (lesser of 40% of 17, or $3,000,000)	$
BALANCES
19.	Maximum Loan Amount	$
20.	Total Funds Available [Lesser of #19 or (#14 + #16 + #18)	$
21.	Present balance owing on Line of Credit	$
22.	[Intentionally Omitted]	$
23	Outstanding under Sublimits	$
24.	RESERVE POSITION (#20 minus #21, #22 and #23)	$

The undersigned represents and warrants that the foregoing is true, complete and correct in all material respects, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement, as amended from time to time, between the undersigned and Comerica Bank.

SPY OPTIC, INC.
By:
Authorized Signer

EXHIBIT E
COMPLIANCE CERTIFICATE

TO:	COMERICA BANK
FROM:	SPY OPTIC, INC.

        The undersigned authorized officer of SPY OPTIC, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended from time to time, the "Agreement"), (i) Borrower is in complete compliance for the period ending                        with all required covenants, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required	Complies
Monthly financial statements	Monthly within 30 days	Yes	No
Annual (CPA Audited)	FYE within 120 days	Yes	No
10K and 10Q	(as applicable)	Yes	No
A/R & A/P Agings; Inventory Summary	Monthly within 30 days	Yes	No
Borrowing Base Cert.; evidence of equity/sub debt	Monthly within 30 clays (if applicable)	Yes	No
Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Current Ratio	1.25:1.00	:1.00	Yes	No
Maximum Debt—TNW	2.00:1.00	:1.00	Yes	No
Minimum Tangible Net Worth	$8,600,000*	$	Yes	No
Minimum Quick Ratio	0.45:1.00**	:1.00	Yes	No
Profitability (Annual)	$500,000***	$	Yes	No

*
plus (i) fifty percent (50%) of Borrower's aggregate net income per fiscal quarter, and (ii) one hundred percent (100%) of capital infusions, including Subordinated Debt.

**
beginning 07/31/03; increasing to 0.50:1.00 beginning 09/30/03.

***
no two (2) consecutive quarterly losses.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Sincerely,	Received by:
AUTHORIZED SIGNER
Date:
SIGNATURE
Verified:
AUTHORIZED SlGNER

TITLE	Date:
	Compliance Status	Yes	No

DATE

QuickLinks

  Exhibit 10.8
FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
EXHIBIT D
BORROWING BASE CERTIFICATE
EXHIBIT E COMPLIANCE CERTIFICATE